UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2013

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 11, 2013, the board of directors (the “Board”) of FS Investment Corporation (“FSIC”) declared a regular monthly cash distribution of $0.0675 per share.  The monthly distribution will be paid on April 30, 2013 to stockholders of record on April 29, 2013.

Certain Information about Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of FSIC’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on shares of FSIC’s common stock is subject to the discretion of the Board and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Officers

Effective as of April 11, 2013, Mr. Gerald F. Stahlecker was appointed president of FSIC.  Mr. Michael C. Forman, who previously served as president, will continue to be the chief executive officer and chairman of FSIC.  Mr. Stahlecker previously served as FSIC’s executive vice president.

Mr. Stahlecker was not appointed to serve as president pursuant to any agreement or understanding with FSIC or any other person.  There are no material contracts or agreements between FSIC and Mr. Stahlecker.  Mr. Stahlecker is an employee of FB Income Advisor, LLC, a registered investment adviser under the Investment Advisers Act of 1940, as amended, which oversees the management of FSIC’s operations and is responsible for making investment decisions for FSIC’s portfolio. He will not receive any direct compensation from FSIC.  Biographical information regarding Mr. Stahlecker can be found in Item 10 of FSIC’s annual report on Form 10-K for the year ended December 31, 2012, which biographical information is incorporated herein by reference.

Item 8.01.	Other Events.

Exploration of Potential Listing

On April 11, 2013, FSIC announced that it is continuing to explore a listing of its shares of common stock on a national securities exchange.  FSIC currently expects that any such listing could occur within twelve months or such earlier or later time as the Board may determine, taking into consideration market conditions and other factors.  However, there can be no assurance that FSIC will be able to complete a listing within this timeframe or at all.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of FSIC.  Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC makes with the Securities and Exchange Commission.  FSIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	April 16, 2013	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer